Exhibit 99.1

EZCORP REPORTS 2014 FINANCIAL RESULTS AND ESTABLISHES FOUNDATION FOR SUSTAINABLE GROWTH IN 2015 AND BEYOND

AUSTIN, Texas (November 6, 2014) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of easy cash solutions for consumers, today announced fiscal fourth quarter financial results consistent with its October 27 pre-release. Adjusted non-GAAP net income from continuing operations was $14 million, or $0.27 per share. On a GAAP-basis, net loss from continuing operations attributable to EZCORP was $2 million or $(0.04) per share.* For the fiscal year ended September 30, 2014 total revenues were $990 million, and net income from continuing operations attributable to EZCORP was $47 million or $0.86 per share.
The fourth quarter marked a significant turning point for EZCORP as the company completed the review of its business units and initiated a number of actions designed to align organizational structure with strategic focus. During the quarter, the company discontinued operations in its online lending businesses in the U.S. and the U.K.; reevaluated its organizational design and overhead structure; and reduced expenses, which will immediately benefit the bottom line and allow the company to reinvest in its storefront businesses. The company improved the depth and experience of its Board of Directors with the addition of experienced and successful pawn, finance and international business executives.

Mark Kuchenrither, EZCORP’s President and Chief Executive Officer, stated, “In the fourth quarter, we established our foundation for sustainable growth as a customer-focused company, and we are pleased to welcome our new Executive Chairman, Stuart Grimshaw, to help us build on this foundation. Stuart has an established track record of success in creating and developing customer-centric businesses, and we will benefit from his experience and expertise as we focus our energies and resources on delivering a superior customer experience."

Mr. Grimshaw stated, “I am excited about the tremendous opportunities for growth I see at EZCORP. I look forward to working with the Board of Directors and the management team to deliver superior long-term growth and shareholder returns.”

* See the attached non-GAAP EPS reconciliation table.

Financial and Operating Highlights - Fiscal Year ended September 30, 2014 vs. Prior Year
Consolidated

•	For the fiscal year ended September 30, 2014, total revenues were $990 million as compared to $980 million for the same period last year.

•	Net income from continuing operations attributable to EZCORP was $47 million or $0.86 per share, as compared to $69 million or $1.27 per share in the same period a year earlier.

•
Cash and cash equivalents, including restricted cash, were $123 million at year-end, with aggregate consolidated debt of $367 million comprised of the $223 million of convertible debt and $144 million of Grupo Finmart third-party debt, which is non-recourse to EZCORP.

U.S. & Canada Segment
Pawn —

▪	Pawn loan balances were $145 million at year-end, up 2% in total and up 3% on a same-store basis.

▪
Redemption rates were 83%, up 100 basis points compared to a year ago, driven by a 200 basis point increase in the jewelry redemption rate to 88% with the general merchandise redemption rate remaining flat at 76%.

▪	Total merchandise sales were $328 million, an increase of 6% in total and 4% on a same-store basis. Gross margin on merchandise sales was 37% as compared to 41% in the prior year.

▪	Inventory turns were 2.3 times as compared to 2.6 times for the same period last year.
Financial Services —

•
Total loan balances including CSO loans, net of reserves, were $46 million at year-end, a 10% decrease over the prior year. At year end including CSO loans, installment loans were up 12% while auto title loans decreased 16% and traditional payday loans declined 15%.

•	Total loan fees were $167 million, down 2% over the prior year.

•
Bad debt as a percentage of fees was 28%, up 400 basis points over the prior year. Bad debt in installment loans was 31%, up 400 basis points over the prior year; auto title loans bad debt was 21%, up 400 basis points over the prior year; and traditional payday loans bad debt was 29%, an increase of 300 basis points over the prior year

Latin America Segment
Consumer Lending —

•	New loan originations for the year were $81 million, up 30% over the prior year.

•	Total consumer loan and interest fees were $54 million, up 7% as compared to the prior year.

•
Structured financing transactions in fiscal 2014 resulted in approximately $26 million of gains (consisting of consumer loan and interest fees, less commission and other related expenses) reported in “Consumer loan sales and other.”

•
Bad debt as a percentage of fees was 13%, up from a bad debt benefit in the prior year. The increase is primarily due to an increase in bad debt reserves after a government agency offered early retirement to its workers, which increased the number of loans outside of the automatic payroll deduction system.

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•	The number of contracts, primarily with government agencies, grew by 75% for the fiscal year, from 72 contracts in fiscal year 2013 to 126 contracts in fiscal year 2014.
Pawn —

•	Pawn loan balances were $17 million, up 25% over the prior year.

•
Redemption rates were 77%, up 300 basis points. Jewelry redemption rates were 76%, up 500 basis points from prior year. General merchandise redemption rates were 78%, a 200 basis point increase over the prior year.

•	Total merchandise sales were $60 million, an increase of 2% in total and a 5% decrease on a same-store basis over last year, with gross margin of 29%, as compared to 39% in the prior year.

•	Inventory turns were 2.3 times as compared to 2.5 times for the prior fiscal year.
Other International Segment

•
Income from Cash Converters International was $7 million compared to $10 million in fiscal 2013. The decrease is mainly due to an interest rate cap commencing in Australia on July 1, 2013, which impacted both margins and volumes. The decrease in their financial services operations was partially offset by increases in profitability of store and franchise operations.

Discontinued Operations

•
During the fourth quarter of fiscal 2014 the company discontinued operations of its stand-alone online lending businesses in the U.S. and the U.K. and incurred pre-tax charges for goodwill impairment, asset write-down to net realizable liquidation value, uncollectible receivables, employee severance and lease termination costs of approximately $103 million. These costs have been recorded as part of "Loss from discontinued operations, net of tax."

•	Discontinued operations in fiscal 2014 include $12 million in pre-tax operating losses from the company's online businesses.

CEO Commentary
Mr. Kuchenrither added, “Our organization is focused on one strategy comprised of four pillars: a high-performance culture, a customer-centric business, operational excellence, and disciplined growth. The pillars are being implemented throughout the company using a balanced scorecard approach that measures and manages critical success factors and Key Performance Indicators.

“We are one month into our first fiscal quarter of 2015, and we are seeing positive signs from the renewed strategic focus in each of our operating segments. Same-store pawn sales and pawn service charges in the U.S. and Mexico, and new loan originations at U.S. Financial Services, are exceeding our expectations. New loan originations at Grupo Finmart in October were a record for the company. While these results are encouraging, we are still in the very early stages of fundamental changes in operations and implementation of key initiatives. Our strategy is in place, and we are confident that through focused execution, we will create a great experience for our customers and superior returns for our shareholders.”

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About EZCORP
EZCORP is a leader in delivering easy cash solutions to our customers across channels, products, services and markets. With approximately 7,300 team members and approximately 1,400 locations and branches, we give our customers multiple ways to access instant cash, including pawn loans and consumer loans in the United States, Mexico and Canada, and fee-based credit services to customers seeking loans. At our pawn and buy/sell stores and online, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
EZCORP owns controlling interests in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. (doing business under the names “Crediamigo” and “Adex”), a leading provider of consumer loans in Mexico, and in Renueva Commercial, S.A.P.I. de C.V., an operator of buy/sell stores in Mexico under the name “TUYO.” The company also has a significant investment in Cash Converters International Limited (CCV.ASX), which franchises and operates a worldwide network of over 700 stores that provide personal financial services and sell pre-owned merchandise.
Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Mark Trinske
Vice President, Investor Relations and Communications
EZCORP, Inc.
(512) 314-2220
Investor_Relations@ezcorp.com
http://investors.ezcorp.com/

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EZCORP, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2014	2013	2014	2013
Revenues:
Merchandise sales	$89,120	$87,504	$387,331	$368,766
Jewelry scrapping sales	22,074	18,123	96,243	131,702
Pawn service charges	65,166	63,542	248,378	251,354
Consumer loan fees and interest	52,202	59,059	220,643	219,752
Consumer loan sales and other	14,755	(248)	37,045	8,547
Total revenues	243,317	227,980	989,640	980,121
Merchandise cost of goods sold	64,197	53,906	247,393	218,617
Jewelry scrapping cost of goods sold	17,574	15,140	72,836	96,133
Consumer loan bad debt	17,628	15,235	53,206	40,667
Net revenues	143,918	143,699	616,205	624,704
Operating expenses:
Operations	110,136	97,868	420,350	389,386
Administrative	13,875	17,556	64,119	52,474
Depreciation	7,587	7,192	29,801	27,858
Amortization	1,411	1,148	5,475	3,485
(Gain) loss on sale or disposal of assets	440	1,139	(5,629)	1,359
Total operating expenses	133,449	124,903	514,116	474,562
Operating income	10,469	18,796	102,089	150,142
Interest expense, net	7,147	4,140	22,832	15,168
Restructuring expense	6,664	—	6,664	—
Equity in net (income) loss of unconsolidated affiliates	(2,068)	1,613	(5,948)	(11,878)
Impairment of investments	—	44,598	7,940	44,598
Other income	(1,693)	(205)	(907)	(205)
Income (loss) from continuing operations before income taxes	419	(31,350)	71,508	102,459
Income tax expense (benefit)	2,001	(12,062)	20,465	29,582
Income (loss) from continuing operations, net of tax	(1,582)	(19,288)	51,043	72,877
Loss from discontinued operations, net of tax	(86,606)	(4,482)	(93,426)	(34,452)
Net (loss) income	(88,188)	(23,770)	(42,383)	38,425
Net income from continuing operations attributable to redeemable noncontrolling interest	470	984	4,208	4,424
Net loss from discontinued operations attributable to redeemable noncontrolling interest	—	(14)	—	(76)
Net (loss) income attributable to EZCORP, Inc.	$(88,658)	$(24,740)	$(46,591)	$34,077

Diluted earnings (loss) per share attributable to EZCORP, Inc.:
Continuing operations	$(0.04)	$(0.37)	$0.86	$1.27
Discontinued operations	(1.61)	(0.09)	(1.72)	(0.64)
Diluted earnings (loss) per share	$(1.65)	$(0.46)	$(0.86)	$0.63

Weighted average shares outstanding diluted	53,657	54,310	54,292	53,737

Net income (loss) from continuing operations attributable to EZCORP, Inc.	$(2,052)	$(20,258)	$46,835	$68,529
Loss from discontinued operations attributable to EZCORP, Inc.	(86,606)	(4,482)	(93,426)	(34,452)
Net (loss) income attributable to EZCORP, Inc.	$(88,658)	$(24,740)	$(46,591)	$34,077

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EZCORP, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30,
	2014	2013
Assets:
Current assets:
Cash and cash equivalents	$56,329	$36,317
Restricted cash	62,406	3,312
Pawn loans	162,444	156,637
Consumer loans, net	67,594	64,683
Pawn service charges receivable, net	31,044	30,362
Consumer loan fees and interest receivable, net	31,761	36,292
Inventory, net	139,419	145,200
Deferred tax asset	20,858	13,825
Income tax prepaid	15,976	16,105
Prepaid expenses and other assets	76,959	34,217
Total current assets	664,790	536,950
Investments in unconsolidated affiliates	91,098	97,085
Property and equipment, net	105,900	116,281
Restricted cash, non-current	4,257	2,156
Goodwill	346,577	433,300
Intangible assets, net	49,482	58,772
Non-current consumer loans, net	40,442	70,294
Deferred tax asset	26,174	8,214
Other assets, net	76,200	29,138
Total assets	$1,404,920	$1,352,190
Liabilities and stockholders’ equity:
Current liabilities:
Current maturities of long-term debt	$10,673	$30,436
Current capital lease obligations	418	533
Accounts payable and other accrued expenses	97,213	79,967
Other current liabilities	8,595	22,337
Customer layaway deposits	8,097	8,628
Total current liabilities	124,996	141,901
Long-term debt, less current maturities	356,430	215,939
Long-term capital lease obligations	—	391
Deferred gains and other long-term liabilities	11,359	24,040
Total liabilities	492,785	382,271
Temporary equity:
Redeemable noncontrolling interest	35,498	55,393
EZCORP, Inc. stockholders’ equity	876,637	914,526
Total liabilities and stockholders’ equity	$1,404,920	$1,352,190

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EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands)

	Three Months Ended September 30, 2014
	U.S. & Canada	Latin America	Other International	Total Segments	Corporate Items	Consolidated
Revenues:
Merchandise sales	$74,219	$14,901	$—	$89,120	$—	$89,120
Jewelry scrapping sales	20,410	1,664	—	22,074	—	22,074
Pawn service charges	56,774	8,392	—	65,166	—	65,166
Consumer loan fees and interest	41,524	10,678	—	52,202	—	52,202
Consumer loan sales and other	312	14,443	—	14,755	—	14,755
Total revenues	193,239	50,078	—	243,317	—	243,317
Merchandise cost of goods sold	51,485	12,712	—	64,197	—	64,197
Jewelry scrapping cost of goods sold	15,772	1,802	—	17,574	—	17,574
Consumer loan bad debt	13,967	3,661	—	17,628	—	17,628
Net revenues	112,015	31,903	—	143,918	—	143,918
Operating expenses (income):						—
Operations	84,247	25,889	—	110,136	—	110,136
Administrative	—	—	—	—	13,875	13,875
Depreciation	4,452	1,462	—	5,914	1,673	7,587
Amortization	112	451	—	563	848	1,411
Loss on sale or disposal of assets	106	12	—	118	322	440
Interest expense (income), net	(6)	3,615	—	3,609	3,538	7,147
Restructuring expense	—	—	—	—	6,664	6,664
Equity in net income of unconsolidated affiliates	—	—	(2,068)	(2,068)	—	(2,068)
Other (income) expense	2	(2,066)	(231)	(2,295)	602	(1,693)
Segment contribution	$23,102	$2,540	$2,299	$27,941
Income (loss) from continuing operations before income taxes				$27,941	$(27,522)	$419

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EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands)

	Three Months Ended September 30, 2013
	U.S. & Canada	Latin America	Other International	Segments Total	Corporate Items	Consolidated
Revenues:
Merchandise sales	$72,944	$14,560	$—	$87,504	$—	$87,504
Jewelry scrapping sales	14,385	3,738	—	18,123	—	18,123
Pawn service charges	56,573	6,969	—	63,542	—	63,542
Consumer loan fees and interest	45,181	13,878	—	59,059	—	59,059
Consumer loan sales and other	(565)	317	—	(248)	—	(248)
Total revenues	188,518	39,462	—	227,980	—	227,980
Merchandise cost of goods sold	44,211	9,695	—	53,906	—	53,906
Jewelry scrapping cost of goods sold	11,715	3,425	—	15,140	—	15,140
Consumer loan bad debt expense	14,324	911	—	15,235	—	15,235
Net revenues	118,268	25,431	—	143,699	—	143,699
Operating expenses (income):
Operations	81,445	16,013	410	97,868	—	97,868
Administrative	—	—	—	—	17,556	17,556
Depreciation	3,988	1,440	—	5,428	1,764	7,192
Amortization	113	426	—	539	609	1,148
Loss (gain) on sale or disposal of assets	7	(1)	—	6	1,133	1,139
Interest expense, net	9	3,074	—	3,083	1,057	4,140
Equity in net income of unconsolidated affiliates	—	—	1,613	1,613	—	1,613
Impairment of investments	—	—	44,598	44,598		44,598
Other (income) expense	2	20	222	244	(449)	(205)
Segment (loss) contribution	$32,704	$4,459	$(46,843)	$(9,680)
Loss from continuing operations before income taxes				$(9,680)	$(21,670)	$(31,350)

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EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands)

	Year Ended September 30, 2014
	U.S. & Canada	Latin America	Other International	Total Segments	Corporate Items	Consolidated
Revenues:
Merchandise sales	$327,720	$59,611	$—	$387,331	$—	$387,331
Jewelry scrapping sales	89,941	6,302	—	96,243	—	96,243
Pawn service charges	217,891	30,487	—	248,378	—	248,378
Consumer loan fees and interest	166,505	54,138	—	220,643	—	220,643
Consumer loan sales and other	2,082	34,963	—	37,045	—	37,045
Total revenues	804,139	185,501	—	989,640	—	989,640
Merchandise cost of goods sold	205,349	42,044	—	247,393	—	247,393
Jewelry scrapping cost of goods sold	67,029	5,807	—	72,836	—	72,836
Consumer loan bad debt	46,339	6,867	—	53,206	—	53,206
Net revenues	485,422	130,783	—	616,205	—	616,205
Operating expenses (income):
Operations	335,881	84,469	—	420,350	—	420,350
Administrative	—	—	—	—	64,119	64,119
Depreciation	17,265	5,873	—	23,138	6,663	29,801
Amortization	399	2,004	—	2,403	3,072	5,475
(Gain) loss on sale or disposal of assets	(6,620)	27	—	(6,593)	964	(5,629)
Interest (income) expense, net	(16)	15,243	—	15,227	7,605	22,832
Restructuring	—	—	—	—	6,664	6,664
Equity in net income of unconsolidated affiliates	—	—	(5,948)	(5,948)	—	(5,948)
Impairment of investments	—	—	7,940	7,940	—	7,940
Other expense (income)	(5)	(2,274)	115	(2,164)	1,257	(907)
Segment contribution (loss)	$138,518	$25,441	$(2,107)	$161,852
Income (loss) from continuing operations before income taxes				$161,852	$(90,344)	$71,508

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EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands)

	Year Ended September 30, 2013
	U.S. & Canada	Latin America	Other International	Segments Total	Corporate Items	Consolidated
Revenues:
Merchandise sales	$310,521	$58,245	$—	$368,766	$—	$368,766
Jewelry scrapping sales	123,162	8,540	—	131,702	—	131,702
Pawn service charges	221,775	29,579	—	251,354	—	251,354
Consumer loan fees and interest	169,291	50,461	—	219,752	—	219,752
Consumer loan sales and other	3,811	3,197	1,539	8,547	—	8,547
Total revenues	828,560	150,022	1,539	980,121	—	980,121
Merchandise cost of goods sold	183,147	35,470	—	218,617	—	218,617
Jewelry scrapping cost of goods sold	88,637	7,496	—	96,133	—	96,133
Consumer loan bad debt expense (benefit)	40,780	(113)	—	40,667	—	40,667
Net revenues	515,996	107,169	1,539	624,704	—	624,704
Operating expenses (income):
Operations	325,795	62,496	1,095	389,386	—	389,386
Administrative	—	—	—	—	52,474	52,474
Depreciation	15,814	5,222	—	21,036	6,822	27,858
Amortization	393	1,711	—	2,104	1,381	3,485
Loss on sale or disposal of assets	209	17	—	226	1,133	1,359
Interest expense (income), net	16	11,279	—	11,295	3,873	15,168
Equity in net income of unconsolidated affiliates	—	—	(11,878)	(11,878)	—	(11,878)
Impairment of investments	—	—	44,598	44,598	—	44,598
Other (income) expense	(3)	(218)	153	(68)	(137)	(205)
Segment contribution	$173,772	$26,662	$(32,429)	$168,005
Income (loss) from continuing operations before income taxes				$168,005	$(65,546)	$102,459

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EZCORP, Inc.
Store Count Activity

	Fiscal Year Ended September 30, 2014
	Company-owned Stores				Franchises
	U.S. & Canada	Latin America	Other International	Consolidated
Beginning of period	1,030	312	—	1,342	8
De novo	25	6	—	31	—
Sold, combined, or closed	(10)	(4)	—	(14)	(3)
Discontinued operations	(1)	—	—	(1)	—
End of period	1,044	314	—	1,358	5

	Fiscal Year Ended September 30, 2013
	Company-owned Stores				Franchises
	U.S. & Canada	Latin America	Other International	Consolidated
Beginning of period	987	275	—	1,262	10
De novo	84	73	—	157	—
Acquired	12	26	—	38	—
Sold, combined, or closed	(3)	(5)	—	(8)	(2)
Discontinued operations	(50)	(57)	—	(107)	—
End of period	1,030	312	—	1,342	8

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EZCORP, Inc.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except per share data)

The following tables provide a reconciliation of the differences between the reported or projected non-GAAP financial measures for the periods indicated and the most comparable GAAP financial measures. The non-GAAP financial measures presented may not be directly comparable to similarly titled measures reported by other companies and their usefulness for such purposes are therefore limited. EZCORP management believes presentation of the non-GAAP financial measures enhances investors’ ability to analyze the Company’s operating results. However, non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial measures presented on a GAAP basis.

Three Months Ended September 30, 2014
	(in millions)	(per diluted share)

Net Loss Attributable to EZCORP (GAAP)	$(88.7)	$(1.65)

Add Back:
Discontinued Operations Write-off	$85.1	$1.59

Restructuring Charges	$6.5	$0.12

Reserve Adjustments	$6.4	$0.12
Other One Time and Non-trendable Items	$3.5	$0.06
Total One Time and Non-trendable Items	$9.9	$0.18

Discontinued Operations Loss (excluding write-off)	$1.5	$0.03

Adjusted Net Income from Continuing Operations attributable to EZCORP (non-GAAP)	$14.3	$0.27

Fiscal Year Ended September 30, 2014
	(in millions)	(per diluted share)

Net Loss Attributable to EZCORP (GAAP)	$(46.6)	$(0.86)

Add Back:
Discontinued Operations Write-off	$85.1	$1.57

Restructuring Charges	$6.5	$0.12

Reserve Adjustments	$6.4	$0.12
Other One Time and Non-trendable Items	$16.3	$0.30
Total One Time and Non-trendable Items	$22.7	$0.42

Discontinued Operations Loss (excluding write-off)	$8.3	$0.15

Adjusted Net Income from Continuing Operations attributable to EZCORP (non-GAAP)	$76.0	$1.40

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